EXECUTION COPY


                                               EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into on February 28, 1995 by and between Charter Medical Corporation, a Delaware Corporation ("Employer"), and Dr. John Cook Bartlett ("Officer").

         WHEREAS, Employer desires to obtain the continued services of Officer and Officer desires to continue to render services to Employer; and

         WHEREAS, Employer and Officer desire to set forth the terms and conditions of Officer's employment with Employer under this Agreement; and

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

         1. Term. Employer agrees to employ Officer, and Officer agrees to serve Employer, in accordance with the terms of this Agreement, for a term (the "Term") beginning on April 3, 1995 and ending , unless earlier terminated in accordance with the provisions of this Agreement, on April 3, 1998.

         2.       Employment of Officer.

                  (a) Specific Position. Employer and Officer agree that, subject to the provisions of this Agreement, Employer will employ Officer and Officer will serve Employer as Senior Vice President, Clinical Strategies. Although Employer may, with the consent of Officer (which consent shall not be unreasonably withheld), change Officer's title, Employer agrees that Officer's duties hereunder shall be the usual and customary duties of the most senior level of assistants to the Chief Executive Officer as duly determined from time to time by the Board of Directors of Employer (the "Board") or the Chief Executive Officer.

                  (b) Promotion of Employer's Business. During the Term, Officer shall devote his full business time and energy to the business, affairs and interests of Employer and related matters, including those permitted in Section 2 (c) and shall use his best efforts and abilities to promote Employer's interests. Officer agrees that he will diligently endeavor to perform services contemplated by this Agreement in accordance with the policies established by the Chief Executive Officer and the Board.

                  (c) Permitted Activities. Officer may serve as an officer, director, agent or employee of any direct or indirect subsidiary or other affiliate of Employer but may not serve as an officer, director, agent or employee of any other business enterprise without the written approval of the Board or the Chief Executive Officer; provided, that Officer may make and manage personal business investments of his choice (and, in so doing, may serve as an officer,


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director,  agent or employee  of  entities  and  business  enterprises  that are related to such personal business investments) and serve in any capacity with any civic, educational or charitable organization, or any governmental entity or trade association, without seeking or obtaining such written approval of the Board or the Chief Executive Officer, if such activities and services do not significantly interfere or conflict with the performance of his duties under this Agreement.

                  (d) Principal Office. Officer's principal office and normal place of work shall be at Employer's principal executive offices.

         3. Salary. Employer shall pay Officer a salary of at least $205,000 per year (prorated for any partial year during the Term) payable in equal bi-weekly installments, less state and federal tax and other legally required and Officer-authorized withholdings. Such salary shall be subject to review and upward adjustment by the Board (or a Board Committee) from time to time consistent with past practice. This paragraph controls officer's salary, terms, and replaces and supercedes the salary terms stated in the Employment Offer dated February 6, 1995 attached hereto as Attachment A and specifically incorporated herein. The parties acknowledge that if the Board of Directors requires a general downgrading of senior management pay or benefits, such shall likewise apply to Officer.

         4.       Benefits.

                  (a) Fringe Benefits. In addition to the compensation provided for in Section 3, Officer shall be entitled during the Term of this Agreement to such other benefits of employment with Employer as are now or may hereafter be in effect for (i) salaried officers of Employer or (ii) senior executives of Employer with duties comparable to those of Officer, including, without limitation, all bonus, incentive and deferred compensation, pension, stock option, life and other insurance, disability (insured and uninsured), medical and dental, vacation, and other benefit plans and other benefit plans or programs. The parties acknowledge that if the Board of Directors requires a general downgrading of senior management pay or benefits, such shall likewise apply to Officer.

                  (b) Expenses. During the Term, Employer shall reimburse Officer promptly for all reasonable travel, entertainment, parking, business meeting and similar expenditures in pursuance and furtherance of Employer's business upon receipt of reasonably supporting documentation as required by Employer's policies applicable to its officers generally. Officer is eligible for relocation expenses as outlined in the policy attached to the Employment Offer dated February 6, 1995 attached hereto as Attachment A and specifically incorporated herein. The parties acknowledge that if the Board of Directors requires a general downgrading of senior management pay or benefits, such shall likewise apply to Officer.

         5.       Termination.

                  (a) Termination Due to Resignation and Termination for Cause. Officer's

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employment  under this Agreement  shall be terminated and, except as provided in this Section 5, all of his rights to receive salary and other benefits (except for salary, bonus and other benefits accrued on the books of Employer through the date of termination) shall terminate upon the occurrence of (i) Officer's resignation, or (ii) termination by Employer for "cause," as defined below, during the Term. Employer shall have the right, exercisable upon 30 days' written notice, to terminate, without liability except for base salary and vacation days accrued through the date of termination, Officer's employment for "cause" if Officer (i) materially breaches any material term of this Agreement,
(ii) is convicted by a court of competent jurisdiction of a felony, (iii) performs his duties hereunder in a manner substantially detrimental to the business of the Employer, (iv) engages in illegal conduct substantially detrimental to the business or reputation of Employer.

                  (b) Termination Due to Death or Disability. Officer's employment and all of his rights to receive salary and other benefits under this Agreement, may be terminated by Employer upon Officer's death, or 30 days' written notice from Employer to Officer, if Officer has been unable to perform substantially all of his duties under this Agreement for a period of 180 days, or can reasonably be expected to be unable to do so for such period based on a reasonable medical opinion, as the result of physical or mental impairment; provided that upon any termination pursuant to his Section 5 (b) , Officer (or in the event of his death, his estate) shall be entitled to receive the Specified Amount (as defined below), and such Specified Amount shall be payable in a lump sum on the date of termination. In addition to the Specified Amount, if Officer is terminated due to death or disability, Officer (or in the event of his death, his estate) shall be entitled to receive the portion or portions of any bonus or other cash incentive compensation that had been accrued on the books of Employer through the date of termination pursuant to this Section 5 (b) with respect to Officer.

                  The term "Specified Amount" shall mean the greater of (i) the total of all salary payments pursuant to Section 3 that would thereafter have come due during the Term had there been no such termination or resignation or
(ii) two years' salary pursuant to Section 3, (in each case as the Term may have been extended and assuming a continuation for the remainder of the Term of then current salary levels).

                  (c) Termination Without Cause. Subject to compliance with the provisions of Section 5 (d), Employer shall have the right, exercisable upon 30 days' written notice, to terminate Officer's employment under this Agreement without cause at any time during the Term.

                  (d) Payments Upon Termination Without Cause. If Officer is terminated by Employer without cause pursuant to Section 5 (c), Officer (i) shall be entitled to receive the Specified Amount as defined in 5 (b) in cash on the date of such termination; (ii) any stock option or other stock-based compensation plan shall be governed by the terms of such plans (and any related stock option or similar agreements); and (iii) the portion or portions of any bonus or other cash incentive compensation that had been accrued on the books of Employer through the

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date of termination pursuant to this Section 5 (d) with respect to Officer shall be paid to Officer in cash on the date of such termination.

                  (e) Termination Upon a Change of Control. Officer shall be entitled to terminate his employment upon a change of control and shall be entitled to all of the salary, benefits and other rights provided in this Agreement (including those payments provided under Section 5 (d) as though the termination has been initiated by Employer without cause upon the occurrence of any of the following events: (a) the acquisition after the beginning of the Term in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 (a) (1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by any person or entity (other than Officer or Edwin M.
Crawford) or any group of persons or entities (other than Officer) who constitute a group (within the meaning of Section 13 (d) (3) of the Exchange
Act) of any securities of Employer such that as a result of such acquisition such person or entity or group beneficially owns (within the meaning of Rule 13d-3 (a) (1) under the Exchange Act) more than 50% of Employer's then outstanding voting securities entitled to vote on a regular basis for a majority of the Board; or (b) the sale of all or substantially all of the assets of Employer (including, without limitation, by way of merger, consolidation, lease or transfer) in a transaction (except for a sale-leaseback transaction) where Employer or the holders of common stock of Employer do not receive (i) voting securities representing a majority of the voting power entitled to vote on a regular basis for the Board of Directors of the acquiring entity or of an affiliate which controls the acquiring entity, or (ii) securities representing a majority of the equity interest in the acquiring entity or of an affiliate that controls the acquiring entity, if other than a corporation; provided, that if Officer becomes entitled to any payments (whether hereunder or otherwise) by reason of an event described in Internal Revenue Code Section 280G(b) (2) (A)
(i) (a "Parachute Event") that would constitute "parachute payments" (as defined in Internal Revenue Code Section 280G(b) (G(2) (A)) if paid, then Officer's entitlement to such payments shall be reduced by such amount as will cause none of such payments to constitute parachute payments if, and only if, the net amount received by Officer by reason of the Parachute Event, after imposition of all applicable taxes (including taxes under Internal Revenue Code Section 4099), would be greater after such reduction than if such reduction were not made.

                  6.       Confidentiality and Noncompetition.

                           (a)      Confidentiality.  Officer acknowledges that,
by reason of his employment  with  Employer,   he  may  learn  trade  secrets
and obtain other confidential information concerning the business and policies of Employer and its subsidiaries. Officer agrees that, during and after the end of the Term, he will not voluntarily divulge or otherwise disclose, directly or indirectly, any such trade secrets or other confidential information concerning the business or policies of Employer or any of its subsidiaries that he may learn as a result of his employment during the Term or may have learned prior to the Term, except to the extent such information is lawfully obtainable from public sources or such use or disclosures is (i) necessary to the performance of this Agreement and in furtherance of Employer's best interests, (ii) required by applicable laws, or (iii) authorized by Employer.

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                           (b)      Noncompetition.  In order to protect any
confidential information that Officer may learn during the Term and in order to protect any goodwill that Employer has earned and may earn during the Term, Officer agrees that, if Officer voluntarily terminates this Agreement during the Term, he shall not, at any location it the State of Georgia, for a period of 12 months after such termination, provide services, as employee, officer, director, consultant or otherwise, for any company, firm or entity that owns and operates (directly or through subsidiaries) more than one behavioral healthcare, psychiatric or substance abuse hospital or facility (each, a "Facility") and that owns and operates one or more facilities located in Georgia within 25 miles of a generally similar facility (except for size of facility) owned and operated by Employer or a subsidiary and located within the State of Georgia.

                  7. Employer Advance. Employer agrees to advance Officer the sum of $75,000 on the date of employment. Employer agrees that it will forgive $25,000 on each anniversary of this agreement.

                  8.       Miscellaneous.

                           (a)      Succession.  This Agreement shall inure to
the benefit of and shall be binding upon Employer, its successors and assigns, but Employer shall not have the right to assign this Agreement without the prior written consent of Officer. The obligations and duties of Officer under this Agreement shall be personal and not assignable.

                           (b)      Notices.  Any notice, request, instruction
or other document to be given under this Agreement by any party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or sent by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

                                    If to Officer:

                             Dr. John Cook Bartlett
                                2815 Dean Parkway
                              Minneapolis, MN 55416

                                    If to Employer:

                            Charter Medical Corporation
                             3414 Peachtree Road, N.E.
                                   Suite 1400
                                Atlanta, GA 30326
                                 Attn: Secretary



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or to such other place and with such other copies as either party may  designate as to itself by written notice to the others.

                           (c)      Entire Agreement.  This Agreement contains
the entire agreement of the parties relating to the subject matter of this Agreement, and it replaces and supersedes any prior agreements between the parties relating to said subject matter except for the Employment Offer dated February 6, 1995 attached hereto as Attachment A and specifically incorporated herein.

                           (d)      Waiver; Amendment.  No provision of this
Agreement may be waived except by a written agreement signed by the waiving party. The waiver of any term or of any condition of this Agreement shall not be deemed to constitute the waiver of any other term or condition. This Agreement may be amended only by a written agreement signed by the parties.

                           (e)      Governing Law.  This Agreement shall be
construed under and governed by the internal laws of the State of Georgia.

                           (f)      Arbitration.  Except for an action for
injunctive relief, any disputes or controversies arising under this Agreement shall be settled by arbitration in Atlanta, Georgia in accordance with the
rules of the  American  Arbitration Association   relating  to  the
arbitration   of  commercial   disputes.   The determination and findings of
such arbitrators shall be final and binding on all parties and may be enforced, if necessary, in the courts of the State of Georgia.

                           (g)      Attorneys' Fees in Action by Employee on
Contract. In the event of litigation or arbitration between Officer and Employer arising out of or as a result of this Agreement or the acts of the parties pursuant to this Agreement, or seeking an interpretation of this Agreement, if Officer is the prevailing party in such litigation or arbitration, in addition to any other judgment or award, he shall be entitled to receive such sums as the court or panel hearing the matter shall find to be reasonable as and for attorneys' fees.

                           (h)      Remedies of Employer.  Officer acknowledges
that the services he is obligated to render under the provisions of this Agreement are of a special, unique and intellectual character, which gives this Agreement peculiar value to Employer. The loss of these services cannot be reasonably or adequately compensated in damages in an action at law and it would be difficult (if not impossible) to replace such services. Accordingly, Officer agrees and consents that, if he materially violates any of the material provisions of this Agreement, including, without limitation, Section 6, Employer, in addition to any other rights and remedies available under this Agreement or under applicable law, shall be entitled during the remainder of the Term (and, in the case of Section 6, after the Term to the extent provided in Section 6) to injunctive relief, from a court of competent jurisdiction, restraining Officer from committing or
continuing  any  violation  of  this  Agreement,   or  from  the performance
of services to any other business entity in violation of this Agreement, or both.


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                           (i)      Captions.  Captions have been inserted
solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provisions of this Agreement.

                           (j)      Severability.  If this Agreement shall be
ny reason be or become unenforceable by any party, this Agreement shall thereupon terminate and become unenforceable by the other party as well. In all other respects, if any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect and, if any provision if held invalid or
unenforceable   with  respect  to  particular circumstances,  it shall
nevertheless  remain in full  force and  effect in all other circumstances.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     CHARTER MEDICAL CORPORATION



                                     By: /s/ Dr. John Cook Barlett
                                        ---------------------------------------
                                      Name:Dr. John Cook Bartlett
                                     Title:


















\barteea.fnl

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